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                                                                     Exhibit 5.1



                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 Fifth Avenue
                            New York, New York 10103



                                August 10, 1998


Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010


Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-3, filed by Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission on May 20, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). The Certificates are issuable in series (each, a "Series") under either a separate Pooling and Servicing Agreement (each such agreement, a "Pooling and Servicing Agreement") by and among the Registrant, the Master Servicer, Special Servicer or Servicer named therein and the Trustee named therein. The Certificates of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

     We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, we are of the opinion that when the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement relating to such Series and sold, the Certificates will be legally issued, fully paid and non-assessable, binding obligations of the trust created by the
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Credit Suisse First Boston Mortgage Securities Corp
August 10, 1998
Page 2


Pooling and Servicing Agreement, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement or the Trust Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                    Very truly yours,

                    /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP


                    ORRICK, HERRINGTON & SUTCLIFFE LLP